UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Janux Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40475	82-2289112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10955 Vista Sorrento Parkway, Suite 200 San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 751-4493

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JANX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Janux Therapeutics, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2023 and its Proxy Statement filed with the Commission on April 28, 2023, an independent director, Peter Thompson, M.D., did not stand for re-election at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) as a result of competing commitments. Dr. Thompson’s decision to not stand for re-election was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Prior to the Annual Meeting, the Company’s Board of Directors (the “Board”) was comprised of a majority of independent directors, with five (5) independent directors and four (4) non-independent directors. Following the Annual Meeting, the Board no longer satisfies Listing Rule 5605(b)(1) of The Nasdaq Stock Market (“Nasdaq”), which requires a majority of a company’s board of directors to be independent.

Following the Company’s notification to Nasdaq, the Company received a letter from Nasdaq on June 16, 2023 acknowledging the Company’s non-compliance with Listing Rule 5605(b)(1). The letter from Nasdaq further provided that, consistent with Listing Rule 5605(b)(1)(A), Nasdaq will provide the Company a cure period in order to regain compliance with Listing Rule 5605(b)(1). The cure period will end on the earlier of (i) the Company’s next annual meeting of stockholders or (ii) June 14, 2024 (unless such next annual meeting is held prior to December 11, 2023, in which case the cure period will end on December 11, 2023).

The Board is evaluating options to achieve compliance within the cure period and expects to regain compliance with Listing Rule 5605(b)(1) within the cure period.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2023, the Company held the Annual Meeting. As of April 18, 2023, the record date for the Annual Meeting, 41,833,315 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below. Voting results are, when applicable, reported by rounding fractional share voting down to the nearest round number.

Proposal 1: Election of Directors

The Company’s stockholders elected the two persons listed below as Class II directors, each to serve until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The final voting results are as follows:

Name of Director Elected	Votes For	Votes Withheld	Broker Non-Votes
Sheila Gujrathi, M.D.	25,697,774	8,374,247	620,476
Alana McNulty	31,885,716	2,186,305	620,476

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,536,553	155,699	245	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANUX THERAPEUTICS, INC.

Date: June 20, 2023	By:	/s/ David Campbell, Ph.D.
David Campbell, Ph.D.
President and Chief Executive Officer